UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

MARATHON DIGITAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100 Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 804-1690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MARA	The Nasdaq Capital Market

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5.02 Appointment of Officer and Directors; Resignation of Directors

On May 20, 2021, Marathon Digital Holdings, Inc. (NASDAQ:MARA) (“Marathon” or “Company”), one of the largest enterprise Bitcoin self-mining companies in North America, appointed Georges Antoun and Jay Leupp to its board of directors, effective immediately, as Peter Benz transitions to become the company’s vice president of corporate development and Michael Berg steps down from his position of director to pursue other projects. As a result, Marathon’s board of directors now consists of five directors, including three independent directors and two inside directors.

Georges Antoun brings to Marathon over 30 years of operational and technical experience, having served in various leadership positions at several global technology companies, including as a member of the board of directors of two publicly traded companies: Ruckus Wireless, Inc. and Violin Memory, Inc. He currently serves as the president of First Solar where he was chief operating officer before being appointed to president, U.S. in July 2015. Prior to joining First Solar, Mr. Antoun served as a venture partner at Technology Crossover Ventures (“TCV”), a private equity and venture firm, which he joined in July 2011. Before joining TCV, he was the head of product area IP & broadband networks for Ericsson. Mr. Antoun joined Ericsson in 2007, when Ericsson acquired Redback Networks, a telecommunications equipment company, where Mr. Antoun served as the senior vice president of worldwide sales & operations. After the acquisition, Mr. Antoun was promoted to chief executive officer of the Redback Networks subsidiary. Prior to Redback Networks, Mr. Antoun spent five years at Cisco Systems, where he served as vice president of worldwide systems engineering and field marketing, vice president of worldwide optical operations, and vice president of carrier sales. Prior to Cisco, he was the director of systems engineering at Newbridge Networks, a data and voice networking company. Mr. Antoun started his career as a member of the technical staff at NYNEX (now Verizon Communications), where he was part of the company’s science and technology division. Mr. Antoun earned a Bachelor of Science degree in engineering from the University of Louisiana at Lafayette and a master’s in information systems engineering from NYU Poly.

Jay Leupp is the managing partner of Terra Firma Asset Management, LLC. Prior to co-founding Terra Firma, Mr. Leupp served as a managing director in various roles at Lazard Asset Management, Grubb & Ellis Alesco Global Advisors, RBC Capital Markets and Robertson Stephens & Co. During his career, he has also held positions at The Staubach Company, Trammell Crow Company, and KPMG Peat Marwick. Mr. Leupp is also a member of the American Institute of Certified Public Accountants (AICPA) and serves on the boards of both non-profit and corporate organizations. Mr. Leupp earned a Bachelor of Science in business administration from Santa Clara University, and an MBA from Harvard Business School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 26, 2021

MARATHON DIGITAL HOLDINGS, INC.

By:	/s/ Simeon Salzman
Name:	Simeon Salzman
Title:	Chief Financial Officer